Collegiate Pacific Acquires Salkeld Team Sports; Raises FY06 EPS Guidance

DALLAS—(BUSINESS WIRE)—May 12, 2005—Collegiate Pacific Inc. (AMEX:BOO) today announced the completion of its acquisition of Salkeld Team Sports of Bourbonnais, IL. Salkeld Team Sports is a leading distributor of team sporting goods products in the state of Illinois with annual revenues in excess of $7,000,000. The Company possesses a road sales force of approximately 15 sales professionals — bringing Collegiate Pacific’s total national sales force count to approximately 170.

Adam Blumenfeld, President of Collegiate Pacific, stated: “We are pleased to bring Salkeld Team Sports, and the seasoned management team of Al Messier and Dan Salkeld into the Collegiate Pacific family. Salkeld Sports offers us penetration into the densely populated Chicago-land markets and continues our build out of geographic presence in the Midwestern USA. We believe the bundling of Collegiate Pacific’s proprietary equipment with the well respected brand named team uniforms offered by Salkeld and our other road sales professionals creates an optimal one stop shop solution for institutions in the United States. We continue to review a number of opportunities as we seek to expand our geographic coverage and product lines, and to deploy the nearly $40 million in cash and up to $20 million in available credit for the benefit of shareholders.

“While we believe Salkeld Team Sports will be approximately $.04 accretive to FY06 EPS on its own merits, as of this date the valuation of potential one time, non cash, short term charges related to the intangibles of the acquired Company, in accord with the new FASB-141 rulings, has not been completed. Thus, we are raising FY06 guidance at this time by $.02 to a range of $.52 — $.58 from the previous range of $.50 to $.56. We believe the transaction will offer far greater EPS accretion in FY07. We do not expect Salkeld to contribute to EPS in these remaining few weeks of FY05 which ends June 30, 2005.”

Collegiate Pacific is the nation’s fastest growing manufacturer and supplier of sports equipment primarily to the institutional and team dealer markets. The Company offers more than 4,500 products to 300,000 prospective and existing customers. The Company distributes approximately 1.5 million catalogs annually and employs approximately 170 professional road salesmen.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements relating to Collegiate Pacific’s anticipated financial performance, business prospects, new developments and similar matters, and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These forward-looking statements are based on management’s current expectations and assumptions, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those suggested by the forward-looking statements due to a variety of factors, including changes in business, political, and economic conditions due to the threat of future terrorist activity or otherwise, actions and initiatives by current and potential competitors, and certain other additional factors described in Collegiate Pacific’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Collegiate Pacific’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Collegiate Pacific is not under any obligation and does not intend to make publicly available any update or other revisions to any of the forward-looking statements contained in this press release to reflect circumstances existing after the date of this press release or to reflect the occurrence of future events even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized.

CONTACT: Collegiate Pacific Inc., Dallas Adam Blumenfeld or Michael Blumenfeld, 972-243-8100

SOURCE: Collegiate Pacific Inc.